As filed with the Securities and Exchange Commission on December 3, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1637809 (I.R.S. Employer Identification No.)

1690 South Congress Avenue, Suite 200 Delray Beach, Florida (Address of Principal Executive Offices)	33445 (Zip Code)

PositiveID Corporation 2009 Stock Incentive Plan, as Amended and Restated

(Full title of the plan)

William J. Caragol

President and Chief Financial Officer

PositiveID Corporation

1690 South Congress Avenue, Suite 200

Delray Beach, Florida 33445

 (Name and address of agent for service)

(561) 805-8008

(Telephone number, including area code, of agent for service)

Copy to:

Tammy Knight, Esq.

Holland & Knight LLP

515 East Las Olas Boulevard, Suite 1200

Fort Lauderdale, Florida 33301

(954) 525-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	3,000,000	$0.53(3)	$1,590,000	$113.37

(1)   This registration statement registers an additional 3,000,000 shares of PositiveID Corporation (the “Company”) common stock pursuant to the PositiveID Corporation 2009 Stock Incentive Plan, as Amended and Restated (the “Plan”).  The Company previously registered 5,000,000 shares of its common stock subject to the Plan on November 12, 2009 (File No. 333-163066).  The Company will have an aggregate of 8,000,000 shares registered subject to the Plan upon the effectiveness of this registration statement.

(2)   Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares which may be become issuable to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(3)   Pursuant to Rules 457(c) and 457(h)(1) of the Securities Act, the computation is based upon the average of the high ($0.55) and low ($0.50) prices for the common stock as quoted in the Nasdaq Capital Market on November 30, 2010, or $0.53, representing a maximum aggregate offering price of $1,590,000.

EXPLANATORY NOTE

As permitted by General Instruction E of Form S-8, PositiveID Corporation (the “Company”) hereby incorporates by reference the information contained in the earlier registration statement on Form S-8 (File No. 333-163066), relating to the PositiveID Corporation 2009 Stock Incentive Plan (the “Plan”) filed with the Securities and Exchange Commission on November 12, 2009, in connection with an increase from 5,000,000 to 8,000,000 shares of the Company’s common stock that may be issued under the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Holland & Knight LLP
23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1)
23.2	Consent of EisnerAmper LLP (formerly Eisner LLP)
24.1	Power of Attorney (included on the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on December 3, 2010.

POSITIVEID CORPORATION

/s/ William J. Caragol

William J. Caragol

President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears on the signature pages to this Registration Statement constitutes and appoints Scott R. Silverman and William J. Caragol his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and, stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Scott R. Silverman	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	December 3, 2010
Scott R. Silverman

/s/ William J. Caragol	President and Chief Financial Officer	December 3, 2010
William J. Caragol	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffrey S. Cobb	Director	December 3, 2010
Jeffrey S. Cobb

/s/ Barry M. Edelstein	Director	December 3, 2010
Barry M. Edelstein

/s/ Steven R. Foland	Director	December 3, 2010
Steven R. Foland

/s/ Michael E. Krawitz	Director	December 3, 2010
Michael E. Krawitz

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Holland & Knight LLP

23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1)

23.2	Consent of EisnerAmper LLP (formerly Eisner LLP)

24.1	Power of Attorney (included on the signature page to this Registration Statement)